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As filed with the Securities and Exchange Commission on June 23, 1997
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          -----------------------------

                          FALCON DRILLING COMPANY, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                            76-0351754
(State of Incorporation)                       (IRS Employer Identification No.)

                              1900 West Loop South
                                   Suite 1800

                              Houston, Texas 77027
          (Address, including zip code, of principal executive offices)

                          -----------------------------

                          FALCON DRILLING COMPANY, INC.
                             1997 STOCK OPTION PLAN

                            (Full title of the plan)

                          -----------------------------

                                Steven A. Webster
                      Chairman and Chief Executive Officer

                          Falcon Drilling Company, Inc.
                              1900 West Loop South

                                   Suite 1800
                              Houston, Texas 77027

                     (Name and address of agent for service)

                                 (713) 623-8984

          (Telephone number, including area code, of agent for service)

                          -----------------------------

                                    Copy to:

                             Edwin T. Markham, Esq.
                                 Parson & Brown

                                666 Third Avenue
                            New York, New York 10017

-------------------------------------------------------------------------------





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                         CALCULATION OF REGISTRATION FEE

      Title of          Amount           Proposed              Proposed           Amount of
   Securities to         to be       Maximum Offering      Maximum Aggregate     Registration
   be Registered      Registered     Price Per Share        Offering Price           Fee

----------------------------------------------------------------------------------------------
Common Stock,
$.01 per share
par value

-       1997 Stock
        Option Plan
        (Subject to
        Grant)       600,000 shares       $49.25(1)            $29,550,000        $8,954.55
                     --------------       ------               -----------        ---------


(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to these shares of Common Stock being registered have been based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 16, 1997.

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                          FALCON DRILLING COMPANY, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Falcon Drilling Company, Inc., the registrant, are incorporated as of their respective dates in this Registration Statement by reference:

        A. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        B. All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

        C. Description of the registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 10, 1995, which incorporates by reference the description contained in Amendment No.1 to the registrant's Registration Statement Form S-1 (No. 33-84582), filed on June 2, 1995.

        All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters in connection with any original issuance common stock offered hereby are being passed upon for the registrant by Parson & Brown, New York, New York. William R. Ziegler, a partner of Parson & Brown, is a member of the board of directors of the Company and owns beneficially an aggregate of 1,921,300 shares of Common Stock. In addition, an associate of


                                      II-1



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Parson & Brown  is the  Secretary  of the  Company  and  holds  options  granted pursuant to the 1992 Stock Option Plan to acquire an aggregate of 10,000 shares of Common Stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article Sixth of the Certificate of Incorporation of the registrant provides for the indemnification by the registrant of each director, officer and employee of the registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Article Seventh of the Certificate of Incorporation of the registrant further provides that a Director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a Director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of


                                      II-2



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loyalty;  acts or  omissions  not in good  faith  or which  involve  intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.        EXHIBITS.

        Exhibit
        Number                      Description
        -------                     -----------
        5.1    Opinion of counsel as to legality of securities being registered.

        23.1   Consent of independent public accountants.

        23.2   Consent of counsel (contained in Exhibit 5.1).

        24.1   Power of Attorney (see page II-6).

        99.1   1997 Stock Option Plan. (1)

-----------------------

(1) Incorporated by reference to Appendix A to the registrant's Proxy Statement, filed April 18, 1997, relating to the registrant's 1997 Annual Meeting of Stockholders.

ITEM 9.        UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;


                                      II-3



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                      (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material
                             change  to  such   information  set  forth  in  the
                             Registration Statement;

provided, however, that paragraphs (a)(1))(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy has expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      II-4



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23rd day of June, 1997.

                                       FALCON DRILLING COMPANY, INC.

                                       By: /s/ Steven A. Webster
                                           ------------------------------------
                                           Steven A. Webster
                                           Chairman and Chief Executive Officer


                                      II-5



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                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Steven A. Webster and William R. Ziegler and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or supplements hereto ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 1997.

Signature                                 Title

      /s/ Steven A. Webster               Chairman, Chief Executive Officer and
---------------------------------------   Director (principal executive officer)
          Steven A. Webster

      /s/ Robert F. Fulton                Executive Vice President (principal
---------------------------------------   financial officer and principal
          Robert F. Fulton                accounting officer)

    /s/ Purnendu Chatterjee
---------------------------------------   Director
        Purnendu Chatterjee

   /s/ Douglas A.P. Hamilton
---------------------------------------   Director
       Douglas A.P. Hamilton


---------------------------------------   Director
       Kenneth H. Hannan, Jr.

   /s/ James R. Latimer, III
---------------------------------------   Director
       James R. Latimer, III

     /s/ Michael E. Porter
---------------------------------------   Director
         Michael E. Porter

    /s/ William R. Ziegler
---------------------------------------   Director
        William R. Ziegler


                                      II-6


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